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                                                                   EXHIBIT 23.03


                Consent of Ernst & Young LLP Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Nos. 33-91026, 333-03603, 333-16553, 333-40493, 333-60797, 333-19009,
333-28919, 333-38181, 333-40497, 333-48403, 333-65743, 333-75183, 333-83051, and
333-92987) and related Prospectuses of Quintiles Transnational Corp. of our report dated January 29, 1999, with respect to the financial statements of ENVOY Corporation included in this Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 30, 2000.


                                               /s/ Ernst & Young LLP

Nashville, Tennessee
March 28, 2000